FOR IMMEDIATE RELEASE
FROM: MSA Safety Incorporated
Ticker: MSA (NYSE)
Media Relations Contact: Mark Deasy (724) 741 - 8570
Investor Relations Contact: Kenneth Krause (724) 741 - 8534
MSA Announces Fourth Quarter and Full-Year Results
Investments in new product R&D and inorganic growth activity drive 8 percent gain in quarterly and full-year local currency revenue
PITTSBURGH, February 23, 2016 - Global safety equipment manufacturer MSA Safety Incorporated (NYSE: MSA) today reported results for the fourth quarter and full year of 2015.
Quarterly Highlights

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Revenue was $313 million, increasing 8 percent on a local currency basis, including 4 percent associated with the recent acquisition of Latchways plc, a U.K.-based market leader in highly engineered fall protection systems. Reported revenue increased 1 percent, reflecting a 7 percent foreign currency translation headwind related to the stronger U.S. dollar.

•
Adjusted earnings were $32 million or $0.84 per diluted share versus $0.93 per diluted share in the same period a year ago. Reported income from continuing operations was $21 million, or $0.55 per diluted share.

•
Local currency revenue from core product lines increased 12 percent, driven by robust shipping activity of the company's G1 self-contained breathing apparatus (SCBA) to the North American fire service market.

•
The company executed on an expanded revolving credit facility that provides access to $575 million of committed capital, while also taking advantage of low long-term interest rates by issuing notes totaling £55 million ($80 million) at a fixed interest rate of 3.4 percent through 2031. These capital structure enhancements provide MSA with the flexibility and capacity to continue investing in strategic growth projects while maintaining a balanced approach to capital allocation.

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Annual Highlights

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Revenue was $1.1 billion, increasing 8 percent on a local currency basis, including 1 percent associated with the acquisition of Latchways. Reported revenue was flat compared to a year ago, reflecting an 8 percent foreign currency translation headwind related to the stronger U.S. dollar.

•
Adjusted earnings were $95 million or $2.52 per diluted share versus $2.53 per diluted share for the same period a year ago. Reported income from continuing operations was $70 million, or $1.84 per diluted share.

•
Local currency revenue from core product lines increased 11 percent as the company’s diversified portfolio supported double-digit growth in a challenging macro environment. Market share gains in the fire service fully offset weaker demand for products that are exposed to the energy sector.

•	R&D investments in new product development are yielding strong results, as products developed and launched over the past five years reflected 38 percent of revenue compared to 27 percent in 2014.
Comments from Management
"Our fourth quarter results reflected strong execution of our strategy in a very challenging environment,” said William M. Lambert, MSA Chairman, President and CEO. “Despite the weakness we are seeing in the energy market and in key emerging market geographies, our full-year revenue finished at the high end of our mid-single digit local currency growth range target, and we continued to see strong returns from the organic investments we've made in R&D over the past several years." As an example, Mr. Lambert noted that the company's revolutionary G1 SCBA model continues to drive market share gains in the U.S. fire service, with a 2015 competitive conversion rate of more than 50 percent on all incoming orders.

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Continuing its focus on driving growth in attractive markets, the company took steps in the fourth quarter to broaden its market coverage, geographic reach and product portfolio within the growing fall protection segment. "In October we deployed capital to acquire Latchways, a strategic investment that provides a very solid foundation for achieving growth in one of the largest areas of the global safety market," Mr. Lambert noted. "I’m pleased to report that we are very much on track with our integration plans, which include realizing synergies and leveraging the unique strengths of each organization to deliver unparalleled solutions to our customers," Mr. Lambert said.
"Although we continue to see solid results in certain areas of our business, our planning assumptions for 2016 reflect a slower growth environment associated with the macro headwinds that continue to impact the energy market and emerging markets like China and Brazil," he said. Mr. Lambert added that the company has completed its previously announced restructuring program to mitigate the impact of a challenging business cycle, and this initiative is expected to generate $10 million of operating expense savings in 2016.
"We took decisive steps in the fourth quarter to drive top-line growth while reducing our cost structure to align with the realities of our current operating environment," Mr. Lambert said. "As we look ahead to 2016, we will continue to focus on closely managing operating expenses while using our strong capital structure to invest in new product development and other strategic initiatives that advance our mission, build customer loyalty, and position MSA for profitable growth and value creation in 2016 and beyond," he concluded.

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MSA Safety Incorporated
Condensed Consolidated Statement of Income (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014

Net sales	$313,318	$311,188	$1,130,783	$1,133,885
Other (loss) income, net	(2,027)	1,779	(861)	2,765
	311,291	312,967	1,129,922	1,136,650

Cost of products sold	179,308	171,047	629,680	618,536
Selling, general and administrative	83,587	77,420	315,270	322,797
Research and development	12,200	11,643	48,630	48,247
Restructuring and other charges	7,560	2,118	12,258	8,515
Interest expense	3,052	2,234	10,854	9,851
Currency exchange (gains) losses, net	(1,132)	1,151	2,204	1,509
	284,575	265,613	1,018,896	1,009,455

Income from continuing operations before income taxes	26,716	47,354	111,026	127,195
Provision for income taxes	7,738	14,988	44,407	41,044

Income from continuing operations	18,978	32,366	66,619	86,151
Income (loss) from discontinued operations	85	(56)	1,325	1,776
Net income	19,063	32,310	67,944	87,927

Net loss attributable to noncontrolling interests	1,788	377	2,863	579
Net income attributable to MSA Safety Incorporated	20,851	32,687	70,807	88,506

Amounts attributable to MSA Safety Incorporated common shareholders:
Income from continuing operations	20,840	33,119	69,590	87,447
Income (loss) from discontinued operations	11	(432)	1,217	1,059
Net income	20,851	32,687	70,807	88,506

Earnings Per Share attributable to MSA Safety Incorporated common shareholders:
Basic
Income from continuing operations	$0.56	$0.88	$1.86	$2.34
Income (loss) from discontinued operations	$—	$(0.01)	$0.03	$0.03
Net income	$0.56	$0.87	$1.89	$2.37

Diluted
Income from continuing operations	$0.55	$0.87	$1.84	$2.30
Income (loss) from discontinued operations	$—	$(0.01)	$0.03	$0.03
Net income	$0.55	$0.86	$1.87	$2.33

Basic shares outstanding	37,269	37,216	37,293	37,138
Diluted shares outstanding	37,512	37,786	37,710	37,728

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MSA Safety Incorporated
Condensed Consolidated Statement of Cash Flows (Unaudited)
(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014

Net income	$19,063	$32,310	$67,944	$87,927
Depreciation and amortization	9,038	7,610	31,684	29,921
Change in working capital and other operating	17,323	16,309	(44,374)	(10,817)
Cash from operations	45,424	56,229	55,254	107,031

Capital expenditures	(11,093)	(9,350)	(36,241)	(33,583)
Property disposals	53	3,385	8,022	3,385
Acquisition of business, net of cash acquired	(180,271)	—	(180,271)	—
Other investing	—	(500)	—	(500)
Cash from investing	(191,311)	(6,465)	(208,490)	(30,698)

Change in debt	75,794	(25,634)	218,936	(16,463)
Cash dividends paid	(11,932)	(11,543)	(47,380)	(45,586)
Share repurchase program	—	—	(7,104)	—
Other financing	888	(82)	497	3,931
Cash from financing	64,750	(37,259)	164,949	(58,118)

Exchange rate changes	(2,281)	(3,862)	(11,786)	(8,482)

(Decrease) Increase in cash	(83,418)	8,643	(73)	9,733

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MSA Safety Incorporated
Segment Information (Unaudited)
(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2015	2014	2015	2014

Net sales
North America	$163,085	$147,592	$608,983	$547,739
Europe	89,337	92,012	293,156	321,618
International	60,896	71,584	228,644	264,528
Total	313,318	311,188	1,130,783	1,133,885

Net income (loss)
North America	$25,183	$25,696	$87,092	$77,687
Europe	5,521	10,001	6,843	22,808
International	1,211	5,407	10,137	16,977
Corporate	(10,369)	(8,465)	(33,218)	(30,324)
Reconciling Items	(706)	480	(1,264)	299
Income from continuing operations	20,840	33,119	69,590	87,447
Income (loss) from discontinued operations	11	(432)	1,217	1,059
Total	20,851	32,687	70,807	88,506
The Corporate segment was established on January 1, 2015 to reflect the activities of centralized functions in our corporate headquarters and to capture results in a manner that the chief operating decision maker reviews. The corporate segment primarily consists of administrative expenses and centrally-managed costs such as interest expense and foreign exchange gains or losses. Additionally, effective January 1, 2015, we changed the allocation methodology applied to Research and Development expense. The 2014 segment results have been recast to conform with current period presentation.

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MSA Safety Incorporated
Supplemental Segment Information (Unaudited)
Local Currency Revenue Growth

	Three Months Ended December 31, 2015
	Consolidated	North America	Europe	International
Fall Protection*	78%	7%	4,605%	12%
Breathing Apparatus	57%	130%	(6)%	16%
Portable Gas Detection	(6)%	(11)%	1%	(2)%
Fire and Rescue Helmets	(8)%	(4)%	4%	(30)%
Industrial Head Protection	(10)%	(17)%	25%	(7)%
Fixed Gas and Flame Detection	(11)%	(25)%	8%	4%
Core Sales	12%	16%	15%	1%

Core excluding Latchways	8%	15%	2%	(2)%

Non-Core Sales	(10)%	(14)%	(6)%	(9)%

Net Sales	8%	11%	9%	(2)%

Net Sales excluding Latchways	4%	10%	—%	(4)%

	Twelve Months Ended December 31, 2015
	Consolidated	North America	Europe	International
Fall Protection*	22%	4%	1,216%	1%
Breathing Apparatus	52%	113%	—%	11%
Portable Gas Detection	(7)%	(16)%	5%	6%
Fire and Rescue Helmets	9%	4%	4%	29%
Industrial Head Protection	(9)%	(11)%	21%	(11)%
Fixed Gas and Flame Detection	(2)%	(6)%	2%	4%
Core Sales	11%	16%	7%	3%

Core excluding Latchways	10%	16%	3%	2%

Non-Core Sales	(4)%	(6)%	6%	(13)%

Net Sales	8%	12%	7%	(1)%

Net Sales excluding Latchways	7%	12%	4%	(2)%
*Fall protection growth rates include the impact from Latchways sales.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Adjusted Earnings / Earnings per Share (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2015	2014	% Change	2015	2014	% Change

Income from continuing operations attributable to MSA Safety Inc.	$20,840	$33,119	(37.1)%	$69,590	$87,447	(20.4)%
Nonrecurring tax charges associated with European reorganization	—	—		7,605	—
Non-deductible transaction costs	2,172	—		2,879	—
Subtotal	23,012	33,119		80,074	87,447

Restructuring and other charges	7,560	2,118		12,258	8,515
Deductible transaction costs	4,583	—		4,583	—
Asset related loss (gain), net	1,098	(1,731)		1,636	(2,116)
Self-insured legal settlements and defense costs	(69)	1,607		982	3,893
Currency exchange (gains) losses, net	(1,132)	1,151		2,204	1,509
Income tax expense on adjustments	(3,492)	(997)		(6,792)	(3,812)

Adjusted earnings	31,560	35,267	(10.5)%	94,945	95,436	(0.5)%

Adjusted earnings per diluted share	$0.84	$0.93	(9.7)%	$2.52	$2.53	(0.4)%
Management believes that adjusted earnings and adjusted earnings per share are useful measures for investors when analyzing ongoing operating trends. There can be no assurances that additional special items will not occur in future periods, nor that MSA's definition of adjusted earnings is consistent with that of other companies. As such, management believes that it is appropriate to consider both net income determined on a GAAP basis as well as adjusted earnings.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Local Currency Revenue Growth (Unaudited)

	Three Months Ended December 31, 2015
	Consolidated	North America	Europe	International
Local currency revenue growth, excluding Latchways	4%	10%	—%	(4)%
Latchways acquisition	4%	1%	9%	2%
Local currency revenue growth	8%	11%	9%	(2)%

FX translation	(7)%	(1)%	(12)%	(13)%
GAAP reported revenue growth	1%	10%	(3)%	(15)%

	Twelve Months Ended December 31, 2015
	Consolidated	North America	Europe	International
Local currency revenue growth, excluding Latchways	7%	12%	4%	(2)%
Latchways acquisition	1%	—%	3%	1%
Local currency revenue growth	8%	12%	7%	(1)%

FX translation	(8)%	(1)%	(16)%	(13)%
GAAP reported revenue growth	—%	11%	(9)%	(14)%
Management believes that local currency revenue growth is a useful metric for investors, as foreign currency translation can have a material impact on revenue growth trends. Local currency revenue growth highlights ongoing business performance excluding the impact of fluctuating foreign currencies, which is outside of management's control. There can be no assurances that MSA's definition of local currency revenue growth is consistent with that of other companies. As such, management believes that it is appropriate to consider both revenue growth determined on a GAAP basis as well as local currency revenue growth.

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About MSA:
Established in 1914, MSA Safety Incorporated is the global leader in the development, manufacture and supply of safety products that protect people and facility infrastructures. Many MSA products integrate a combination of electronics, mechanical systems and advanced materials to protect users against hazardous or life‐threatening situations. The company's comprehensive line of products is used by workers around the world in a broad range of markets, including the oil, gas and petrochemical industry, the fire service, the construction industry, mining, and the military. The company’s core products include self-contained breathing apparatus, fixed gas and flame detection systems, portable gas detection instruments, industrial head protection products, fire and rescue helmets and fall protection devices. With 2015 revenues of $1.1 billion, MSA employs approximately 4,600 people worldwide. The company is headquartered north of Pittsburgh in Cranberry Township, Pa., and has manufacturing operations in the United States, Europe, Asia and Latin America. With more than 40 international locations, MSA realizes approximately half of its revenue from outside North America. For more information, visit MSA’s website at www.MSAsafety.com.
Cautionary Statement Regarding Forward-Looking Statements:
Except for historical information, certain matters discussed in this press release may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to all projections and anticipated levels of future performance. Forward looking statements involve risks, uncertainties and other factors that may cause our actual results to differ materially from those discussed herein. Any number of factors could cause actual results to differ materially from projections or forward looking statements, including without limitation global economic conditions, spending patterns of government agencies, competitive pressures, product liability claims, the impact of acquisitions and related integration activities, the success of new product introductions, currency exchange rate fluctuations and the risks of doing business in foreign countries. A full listing of these risks, uncertainties and other factors are detailed from time-to-time in our filings with the United States Securities and Exchange Commission ("SEC"), including our most recent Form 10-K filed on February 25, 2015. You are strongly urged to review all such filings for a more detailed discussion of such risks and uncertainties. MSA’s SEC filings are readily obtainable at no charge at www.sec.gov, as well as on its own investor relations website at http://investors.MSAsafety.com. MSA undertakes no duty to publicly update any forward looking statements contained herein, except as required by law.
Non-GAAP Financial Measures:
This earnings release includes certain non-GAAP financial measures. These financial measures include adjusted earnings, adjusted earnings per diluted share, and local currency revenue growth. The presentation of these financial measures does not comply with U.S. generally accepted accounting principles ("GAAP"). For an explanation of these measures, together with a reconciliation to the most directly comparable GAAP financial measure, see the Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures in the financial tables section above.
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